UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2009

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 12, 2009, Employers Mutual Casualty Company, the Registrant’s parent company, began informing its independent agents that EMC Insurance Companies had recently submitted plans to regulatory authorities in the states of Georgia, Louisiana, Mississippi, North Carolina, Pennsylvania and Virginia seeking to withdraw from personal lines programs in those states.  This action is being taken due to management’s conclusion, based on a number of factors, that these states offer only limited long-term growth and profit potential.  Additionally, personal lines business does not represent a large part of the marketing plans of the local branch offices affected.  The combination of these factors results in a disproportionately high cost of conducting personal lines business in these states.

The planned exit from personal lines business in these six states should in no way be construed as a diminished emphasis on personal lines business.  Rather, this action is being taken so that the EMC Insurance Companies’ resources can be directed toward territories which offer the greatest potential for long-term growth and profitability.

Through its participation in the EMC Insurance Companies’ inter-company pool, the Registrant had approximately $2.7 million in personal lines written premiums in these states in 2008.  This represented less than 1.0 percent of the Registrant’s total written premiums in 2008.

The time frame for completing this withdrawal will vary by state.  Following approval by the various state insurance departments, appropriate notifications will be provided to our agents and policyholders.  Notices of non-renewal will be sent to our policyholders in accordance with statutory requirements and the policies will have to run through any mandatory renewal cycles.  It is anticipated that the entire process could take from 24 to 30 months.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K which is updated under Part II, Item 1A. “Risk Factors” in the Company’s third quarter Form 10-Q.  Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on February 13, 2009.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer